UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

VARONIS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36324	57-1222280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Broadway, 29th Floor
New York, NY 10001	10001
(Address of Principal Executive Offices)	(Zip Code)

(877) 292-8767
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Varonis Systems, Inc. (the “Company”) held on May 3, 2016, there were present, in person or by proxy, 19,039,174 shares of the Company’s common stock, which represented approximately 72.82% of the shares entitled to vote and constituted a quorum.

Set forth below are the voting results of the two proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s Definitive Proxy, filed with the Securities and Exchange Commission on March 24, 2016.

PROPOSAL NO. 1     To elect the three nominees for director named below to the Board of Directors to hold office until the 2019 Annual Meeting of Stockholders

	For	Withheld	% of Votes Supporting
Kevin Comolli	14,739,843	2,425,620	85.87%
John J. Gavin, Jr.	17,105,356	60,107	99.65%
Fred Van Den Bosch	17,143,494	21,969	99.87%

PROPOSAL NO. 2     To ratify the appointment by the Audit Committee of the Board of Directors of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016

For	Against	Abstain	% of Votes Supporting
18,967,087	70,297	1,790	99.62%

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARONIS SYSTEMS, INC.

Dated: May 9, 2016	By:	/s/ Yakov Faitelson
	Name:	Yakov Faitelson
	Title:	Chief Executive Officer and President

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